Exhibit 2.4

FIRST AMENDMENT TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into effective as of April  2, 2018, by and among SILICON VALLEY BANK, a California corporation (“Bank”), and RMG NETWORKS HOLDING CORPORATION, a Delaware corporation, RMG NETWORKS, INC., a Delaware corporation, RMG ENTERPRISE SOLUTIONS, INC., a Delaware corporation, RMG NETWORKS LIMITED, a corporation formed under the laws of the United Kingdom, and RMG NETWORKS MIDDLE EAST, LLC, a Nevada limited liability company (collectively, “Borrower”).

RECITALS

A.Bank and Borrower entered into that certain Amended and Restated Loan and Security Agreement dated October 13, 2017 (as may be further amended from time to time, the “Loan Agreement”).

B.Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.Borrower has requested that Bank (i) consent to subordinated debt in the aggregate principal amount of up to $3,000,000 (the “Subordinate Loan”) from each creditor of Borrower to which Borrower issues a Subordinate Loan Note (each, an “Investor”), which such Subordinate Loan shall be evidenced by one or more secured subordinated promissory notes substantially in the form attached hereto as Exhibit A (each a “Subordinate Loan Note”, and together with any Schedules and Exhibits thereto, the “Subordinate Loan Documents”); (ii) amend the Loan Agreement to revise the Minimum EBITDA financial covenant set forth in Section 6.9(a) of the Loan Agreement and (iii) make other certain changes to the Loan Agreement, as more specifically set forth herein.

D.Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE,  in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

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2.         Consent. Subject to the terms of Section 8 below, Bank hereby consents to the Subordinate Loan and agrees that, for all purposes under the Loan Agreement and the other Loan Documents, the debt incurred as part of the Subordinate Loan shall be deemed to be “Permitted Indebtedness” and the Liens granted thereunder shall be deemed to be “Permitted Liens” and that entering to Subordinate Loan and the incurrence of the obligations thereunder, including the incurrence of the debt and the granting of the Liens do not and shall not constitute an “Event of Default” under Section 8.9 of the Loan Agreement. Bank’s agreement to consent to the Subordinate Loan (a) in no way shall be deemed an agreement by Bank to waive Borrower’s compliance with the above-described covenant as of all other dates, (b) shall not limit or impair the Bank's right to demand strict performance of this covenant as of all other dates, and (c) shall not limit or impair Bank's right to demand strict performance of all other covenants as of any date, except as expressly provided in this Agreement. As soon as available, and in any event within five (5) days of the closing of the Subordinate Loan, Borrower shall deliver to Bank executed copies of a Subordination Agreement in the form attached hereto as Exhibit B (a “Subordination Agreement”) and each of the Subordinate Loan Documents executed in connection with the Subordinate Loan. Borrower’s failure to timely deliver a Subordination Agreement, as required hereby, shall constitute an Event of Default under the Loan Agreement.

3.Amendment to Loan Agreement

3.1       Financial Covenants (Section 6.9). Section 6.9(a) of the Loan Agreement is hereby amended and restated in its entirety with the following:

(a)        EBITDA. As measured as of the end of each fiscal month as indicated below for the three (3) month period then ending, EBITDA, plus the amount of (a) non-cash stock compensation expense, (b) non-cash warrant adjustments, (c) non-cash gain or loss from discontinued operations, (d) non-cash long term contract adjustments, and (e) non-cash foreign exchange, gains or losses, each as determined by Bank, of at least the following:

Period	Minimum EBITDA
February 28, 2018	($1,500,000)
March 31, 2018	($2,500,000)
April 30, 2018 and May 31, 2018	($2,250,000)
June 30, 2018 and July 31, 2018	($1,750,000)
August 31, 2018	($1,500,000)
September 30, 2018	($1,000,000)
October 31, 2018	($250,000)
November 30, 2018	$0.00
December 31, 2018	$100,000

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LOAN AND SECURITY AGREEMENT (RMG)

Notwithstanding the foregoing, in the event Borrower fails to satisfy the covenant set forth above but the sum of (i) Borrower’s cash on deposit with Bank, plus (ii) the Availability Amount exceeds $7,500,000 as of the date of testing and at all times during the thirty (30) day period preceding such testing date, such failure to satisfy the covenant shall not constitute an Event of Default hereunder.

3.2       Defined Terms (Section 13.1). Clause (e) of the definition of “Eligible Accounts”, as set forth in Section 13.1 of the Loan Agreement is hereby amended and restated in its entirety as follows:

(e)        Accounts owing from an Account Debtor which does not have its principal place of business in the United States, United Kingdom, Canada, Western Europe or the European Union.

3.3       Compliance Certificate (Exhibit C). The form of Compliance Certificate attached to the Loan Agreement as Exhibit C is hereby replaced in its entirety with the form of Compliance Certificate attached hereto as Annex I.

4.Agreement Regarding Receipt of Subordinated Loan. As soon as possible, and in any event no later than April 30, 2018, Borrower shall deliver evidence satisfactory to Bank, in Bank’s sole discretion, of the receipt by Borrower of Subordinate Loan proceeds in an amount of not less than $2,000,000. Borrower’s failure to deliver such evidence by the date required above shall constitute an Event of Default under the Loan Agreement.

5.Agreement Regarding Letters of Credit. As soon as possible, and in any event no later than July 31, 2018, Borrower shall deliver evidence satisfactory to Bank, in Bank’s sole discretion, of receipt by Borrower of Subordinate Loan proceeds as of the date required above in an amount of not less than $3,000,000. In the event Borrower fails to deliver such evidence by the date required above, the definition of the term “Availability Amount” shall be amended and restated in its entirety as follows:

“Availability Amount” is (a) the lesser of (i) the Revolving Line or (ii) the amount available under the Borrowing Base minus (b) the outstanding principal balance of any Advances and minus (c) the face amount of any issued Letters of Credit or any amount drawn under any Letters of Credit.

6.Limitation of Amendments. The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed (a) to be a consent to any amendment, waiver or

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LOAN AND SECURITY AGREEMENT (RMG)

modification of any other term or condition of any Loan Document, or (b) to otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

7.Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

8.Effectiveness. This Amendment shall be effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto and (b) the execution and delivery to Bank of a Subordination Agreement by Borrower and each Investor for whom Subordinated Loan Documents have been executed and delivered as of the date hereof.

9.Binding Loan Agreement. This Amendment shall be binding upon, and shall inure to the benefit of, the parties’ respective representatives, successors and assigns.

10.Further Assurances. The parties hereto shall execute such other documents as may be necessary or as may be required, in the opinion of counsel to Bank, to effect the transactions contemplated hereby and the liens and/or security interests of all other collateral instruments, as modified by this Amendment. Borrower also agrees to provide to Bank such other documents and instruments as Bank reasonably may request in connection with the modification effected hereby.

11.Enforceability. In the event the enforceability or validity of any portion of this Amendment, the Loan Agreement or any of the other Loan Documents is challenged or questioned, such provision shall be construed in accordance with, and shall be governed by, whichever applicable federal law or law of the State of Texas would uphold or would enforce such challenged or questioned provision.

12.Choice of Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, EXCEPT TO THE EXTENT FEDERAL LAWS PREEMPT THE LAWS OF THE STATE OF TEXAS.

13.Future Amendments. This Amendment and the other Loan Documents may be amended, revised, waived, discharged, released or terminated only by a written instrument or instruments, executed by the party against which enforcement of the amendment, revision, waiver, discharge, release or termination is asserted. Any alleged amendment, revision, waiver, discharge, release or termination which is not so documented shall not be effective as to any party.

THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL LOAN AGREEMENT BETWEEN THE PARTIES RELATED TO THE SUBJECT MATTER HEREIN CONTAINED AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL

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LOAN AND SECURITY AGREEMENT (RMG)

AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Signature page follows.]

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LOAN AND SECURITY AGREEMENT (RMG)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BORROWER:		BANK:

RMG NETWORKS HOLDING CORPORATION,		SILICON VALLEY BANK
a Delaware corporation
		By:	/s/ Krista Estep
By:	/s/ Robert Michelson	Name:	Krista Estep
Name:	Robert Michelson	Title:	Vice President
Title:	President and Chief Executive Officer

RMG NETWORKS, INC.,
a Delaware corporation

By:	/s/ Robert Michelson
Name:	Robert Michelson
Title:	President and Chief Executive Officer

RMG ENTERPRISE SOLUTIONS, INC.,
a Delaware corporation

By:	/s/ Robert Michelson
Name:	Robert Michelson
Title:	President and Chief Executive Officer

RMG NETWORKS MIDDLE EAST, LLC,
a Nevada limited liability company

By:	/s/ Robert Michelson
Name:	Robert Michelson
Title:	Manager

RMG NETWORKS LIMITED,
a corporation formed under the laws of the United Kingdom

By:	/s/ Robert Michelson
Name:	Robert Michelson
Title:	Director

FIRST AMENDMENT TO AMENDED AND RESTATED	Signature Page

LOAN AND SECURITY AGREEMENT (RMG)

ANNEX I

COMPLIANCE CERTIFICATE

TO: SILICON VALLEY BANK	Date:
FROM: RMG NETWORKS HOLDING CORPORATION

The undersigned, solely in his or her capacity as an authorized officer of RMG Networks Holding Corporation, certifies on behalf of RMG Networks Holding Corporation and the other borrower entities (collectively, the “Borrower”) from time to time a party to that certain of the Amended and Restated Loan and Security Agreement between Borrower and Bank dated October 13, 2017 (the “Agreement”) as follows:

(1) Borrower is in complete compliance for the period ending              with all required covenants except as noted below; (2) there are no Events of Default; (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement; and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.

Attached are the required documents supporting the certifications. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required	Complies

Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
Annual financial statement (CPA Audited) + CC	FYE within 150 days	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
Borrowing Base Reports	Weekly (Non-Streamline) Monthly within 30 days (Streamline)	Yes No
Board approved projections	FYE within 45 days	Yes No

The following Intellectual Property was registered after the Effective Date (if no registrations, state “None”)

Financial Covenant	Required	Actual	Complies
EBITDA	See attached worksheet	$	Yes No

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

RMG NETWORKS HOLDING CORPORATION,	BANK USE ONLY
a Delaware corporation
Received by:
AUTHORIZED SIGNER
By:	Date:
Name:
Title:	Verified:
AUTHORIZED SIGNER
Date:

	Compliance Status:	Yes	No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated:

I.EBITDA (Section 6.9(a))

As measured as of the end of each fiscal month as indicated below for the three (3) month period then ending, EBITDA, plus the amount of (a) non-cash stock compensation expense, (b) non-cash warrant adjustments, (c) non-cash gain or loss from discontinued operations, (d) non-cash long term contract adjustments, and (e) non- cash foreign exchange, gains or losses, each as determined by Bank, of at least the following:

Period	Minimum EBITDA
February 28, 2018	($1,500,000)
March 31, 2018	($2,500,000)
April 30, 2018 and May 31, 2018	($2,250,000)
June 30, 2018 and July 31, 2018	($1,750,000)
August 31, 2018	($1,500,000)
September 30, 2018	($1,000,000)
October 31, 2018	($250,000)
November 30, 2018	$0.00
December 31, 2018	$100,000

Actual:

A.	Net Income [Line III.A]		$

B.	To the extent included in the determination of Net Income

	1.	The provision for income taxes	$

	2.	Depreciation expense	$

	3.	Amortization expense	$

	4.	Net Interest Expense	$

	5.	Non-Cash Stock Compensation	$

	6.	Non-Cash Warrant Adjustments	$

	7.	Non-Cash Gain or Loss from Discontinued Operations	$

	8.	Non-Cash Long Term Contract Adjustments	$

	9.	Non-Cash, Foreign Exchange, Gains or Losses	$

	10.	EBITDA Adjustments (sum of lines 1 through 9)	$

C.	EBITDA (line A plus line B.9)

Is line C equal to or greater than the amount required above?

	No, not in compliance	Yes, in compliance

EXHIBIT A

FORM OF SUBORDINATED PROMISSORY NOTE

[See attached]

EXHIBIT B

FORM OF SUBORDINATION AGREEMENT

[See attached]

SILICON VALLEY BANK

PRO FORMA INVOICE FOR LOAN CHARGES

BORROWER:	RMG Networks Holdings Corporation
LOAN OFFICER:	Krista Estep
DATE:	April , 2018
	Documentation Fee	$ 4,675.00
	Expenses	$ 300.00
	TOTAL FEES DUE	$ 4,975.00
{ } A check for the total amount is attached.
{ } Debit DDA # xxxxxxx130 for the total amount.

BORROWER:		BANK:

RMG NETWORKS HOLDING CORPORATION,		SILICON VALLEY BANK
a Delaware corporation

/s/ Robert Michelson		/s/ Krista Estep
Authorized Signer	(Date)	Loan Officer	(Date)

RMG NETWORKS, INC.,
a Delaware corporation

/s/ Robert Michelson
Authorized Signer	(Date)

RMG ENTERPRISE SOLUTIONS, INC.,
a Delaware corporation

/s/ Robert Michelson
Authorized Signer	(Date)

RMG NETWORKS MIDDLE EAST, LLC,
a Nevada limited liability company

/s/ Robert Michelson
Authorized Signer	(Date)

RMG NETWORKS LIMITED,
a corporation formed under the laws of the United Kingdom

/s/ Robert Michelson
Authorized Signer	(Date)